As filed with the Securities and Exchange Commission on March 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-3687168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2015 Stock Incentive Plan
2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Jill C. Milne, Ph.D.
President and Chief Executive Officer
One Kendall Square

Bldg. 1400E, Suite B14202

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 349-1971

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	940,877 shares	$1.78	(2)	$1,674,761.06	(2)	$194.10

(1)              In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on March 13, 2017.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Catabasis Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-206394, filed with the Securities and Exchange Commission on August 14, 2015 by the Registrant, relating to the Registrant’s Amended and Restated 2008 Equity Incentive Plan, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan, and the Registration Statement on Form S-8, File No. 333-210229, filed with the Securities and Exchange Commission on March 16, 2016 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan, except in each case for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 17th day of March, 2017.

CATABASIS PHARMACEUTICALS, INC.

By:	/s/ Jill C. Milne
Jill C. Milne, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Catabasis Pharmaceuticals, Inc., hereby severally constitute and appoint Jill C. Milne, Ph.D. and Deirdre A. Cunnane, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Catabasis Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jill C. Milne	President and Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2017
Jill C. Milne, Ph.D.

/s/ Deirdre A. Cunnane	Treasurer and General Counsel (Principal Financial Officer)	March 17, 2017
Deirdre A. Cunnane

/s/ Noah C. Clauser	Controller	March 17, 2017
Noah C. Clauser

/s/ Kenneth Bate	Co-Chairman of the Board of Directors	March 17, 2017
Kenneth Bate

/s/ Michael Ross	Co-Chairman of the Board of Directors	March 17, 2017
Michael Ross, Ph.D.

/s/ Burt Adelman	Director	March 17, 2017
Burt Adelman, M.D.

/s/ Nicholas Galakatos	Director	March 17, 2017
Nicholas Galakatos, Ph.D.

/s/ Jean George	Director	March 17, 2017
Jean George

/s/ Michael Kishbauch	Director	March 17, 2017
Michael Kishbauch

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File Number	Date of Filing	Exhibit Number	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-37467	July 1, 2015	3.1

4.2	Amended and Restated By-Laws of the Registrant	8-K	001-37467	July 1, 2015	3.2

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2015 Stock Incentive Plan	S-1	333-204144	June 3, 2015	10.7

99.2	2015 Employee Stock Purchase Plan	S-1	333-204144	June 3, 2015	10.22